Exhibit 99.1

Jack in the Box Inc. to Present at Telsey Advisory Group’s 2nd Annual Fall Consumer Conference on September 27

SAN DIEGO--(BUSINESS WIRE)--September 20, 2011--Jack in the Box Inc. (NASDAQ: JACK) today announced that its management is scheduled to present at Telsey Advisory Group’s 2nd Annual Fall Consumer Conference in New York on Tuesday, September 27, 2011, at 9:05 a.m. ET.

To access the live webcast through the internet, log onto the Jack in the Box Inc. investors page at http://investors.jackinthebox.com at least 15 minutes prior to the audio presentation to download and install any necessary software. The webcast will be available for replay using that same link for three weeks, beginning on September 27, 2011.

About Jack in the Box Inc.

Jack in the Box Inc. (NASDAQ: JACK), based in San Diego, is a restaurant company that operates and franchises Jack in the Box® restaurants, one of the nation’s largest hamburger chains, with more than 2,200 restaurants in 19 states. Additionally, through a wholly owned subsidiary, the company operates and franchises Qdoba Mexican Grill®, a leader in fast-casual dining, with more than 550 restaurants in 42 states and the District of Columbia. For more information, visit www.jackinthebox.com.

CONTACT:
Jack in the Box Inc.
Investor Contact:
Carol DiRaimo, 858-571-2407
or
Media Contact:
Brian Luscomb, 858-571-2291